Exhibit 4.1

CASA SHARES ASSETS, LLC

MASTER SUBSCRIPTION AGREEMENT

Casa Shares, Inc.

Managing Member of Casa Shares Assets, LLC

999 3rd Avenue

Seattle, WA 98104

Ladies and Gentlemen:

This Subscription Agreement (this “Agreement”) is entered into by and between Casa Shares Assets, LLC, a Delaware series limited liability company (the “Company”), acting for itself and/or on behalf of the applicable Series, as applicable, and the subscriber (the “Subscriber”) identified in the Subscriber Information provided through the Casa Shares Platform (the “Platform”).

1. Offerings; Investment Election; Governing Documents

1.1 Offerings Covered by this Agreement

The Company offers limited liability company interests in one or more designated series of the Company pursuant to an offering statement qualified under Tier 2 of Regulation A, together with the applicable offering circular, any supplements, exhibits, and documents incorporated by reference therein (collectively, the “Offering Circular”). This Agreement governs either: (a) the Subscriber’s subscription for interests of a specific series of the Company (a “Specific Series Investment”), or (b) the Subscriber’s enrollment in the Company’s Recurring Investment Program made available through the Casa Shares Platform, as selected by Subscriber in the Subscriber Information.

The Subscriber understands that a Specific Series Investment relates only to the Selected Series and not to the Company generally, any other Series, the Manager, the Platform, or any property except through the Selected Series. The Subscriber further understands that Recurring Investments will be made under the Recurring Investment Program and are not investments in the Company generally, any Series other than the Series to which the Recurring Investment is allocated, the Manager, the Platform, or any property except as allocated pursuant to the terms of the Recurring Investment Program.

1.2 Investment Election

By entering into this Agreement, the Subscriber elects to make the Specific Series Investment or Recurring Investment as selected by the Subscriber in the Subscriber Information.

1.3 Operating Agreement

Any accepted investment shall be subject to the limited liability company agreement of the Company, together with the applicable series designation and any amendments thereto (collectively, the “Operating Agreement”). Upon acceptance of an investment and issuance of interests, the Subscriber agrees to become bound by the Operating Agreement and series designations applicable to such investment as though the Subscriber were an original signatory thereto.

2. Definitions

For purposes of this Agreement, the following terms have the meanings set forth below:

2.1 “Agreement” means this Subscription Agreement, as amended, supplemented, or otherwise modified from time to time.

2.2 “Applicable Investment” means the Specific Series Investment or Recurring Investment, as applicable.

2.3 “Closing” means the acceptance of an investment by the Company, including through the Manager acting in its capacity as the Company’s manager or administrative or service provider, and, where applicable, the issuance of Interests and release of funds from escrow.

2.4 “Company” means Casa Shares Assets, LLC, a Delaware series limited liability company, acting for itself and/or on behalf of the applicable Series, as applicable.

2.5 “Escrow Account” means the non-interest-bearing escrow account or comparable holding arrangement established for pending subscriptions.

2.6 “Interests” means the limited liability company interests of a Series offered under the Offering Circular.

2.7 “Manager” means Casa Shares, Inc., in its capacity as manager of the Company and/or as an administrative or service provider in connection with the Platform, subscription processing, escrow coordination, Closings, subscriber records, and related matters.

2.8 “Offering Circular” means the offering circular included in the offering statement qualified under Regulation A for the applicable offering, together with any supplements, exhibits, and documents incorporated by reference therein.

2.9 “Operating Agreement” means the limited liability company agreement of the Company, together with the applicable series designation and any amendments thereto.

2.10 “Platform” means www.casashares.com and any related web-based, mobile, or other investment interface made available by or on behalf of the Company or the Manager in its capacity as the Company’s manager or administrative or service provider.

2.11 “Program” means the Recurring Investment Program.

2.12 “Program Investment Date” means each date on which a Recurring Investment is processed or deemed submitted for purchase under the Recurring Investment Program.

2.13 “Qualified Purchaser” means a “qualified purchaser” for purposes of Regulation A, including Rule 256 under the Securities Act, and includes any Subscriber whose purchase is not subject to the investment limitation in Rule 251(d)(2)(i)(C) under the Securities Act or who satisfies the applicable investment limitation requirements under Rule 251(d)(2)(i)(C), as applicable.

2.14 “Recurring Investment” means each automatic periodic purchase made pursuant to the Subscriber’s enrollment in the Recurring Investment Program.

2.15 “Recurring Investment Program” means the Company’s automatic periodic investment program made available through the Platform, pursuant to which eligible Subscribers may authorize Recurring Investments in accordance with this Agreement, the Offering Circular, the Recurring Investment Terms, and Platform disclosures.

2.16 “Recurring Investment Terms” means the then-current terms, conditions, disclosures, limits, and procedures governing the Recurring Investment Program as made available on or through the Platform, as updated in accordance with their terms.

2.17 “Regulation A” means Regulation A under the Securities Act.

2.18 “Selected Series” means the Series reflected in the Subscriber Information as chosen by the Subscriber through the Platform for a Specific Series Investment.

2.19 “Series” means a designated series of limited liability company interests of the Company established pursuant to the Operating Agreement and applicable series designation.

2.20 “Specific Series Investment” means the Subscriber’s subscription for Interests of a specific Selected Series through the Platform.

2.21 “Subscriber” means the person or entity identified as the subscriber in the Subscriber Information and entering into this Agreement.

2.22 “Subscriber Election” means the Subscriber’s election, as reflected in the Subscriber Information, to make a Specific Series Investment or to enroll in the Recurring Investment Program.

2.23 “Subscriber Information” means all information provided, submitted, confirmed, updated, maintained, or otherwise associated with the Subscriber through the Platform in connection with this Agreement, any Subscriber Election, Subscriber Qualification process, payment authorization, tax certification, suitability or eligibility review, and related account activity, including, without limitation, the Subscriber’s legal identity, contact information, residence or principal place of business, tax information, Subscriber Qualification-related responses, Regulation A investment-limit information, Subscriber Election, Selected Series for a Specific Series Investment, Subscription Amount, recurring settings for the Recurring Investment Program, if applicable, payment method, payment and funding instructions, related representations, certifications, acknowledgments, confirmations, consents, and electronic signature or assent, and any updates or confirmations.

2.24 “Subscriber Qualification” means the Company’s eligibility, suitability, investor qualification, investment-limit, tax, anti-money laundering, sanctions, and related compliance review process conducted through the Platform or otherwise by or on behalf of the Company or the Manager.

2.25 “Subscription Amount” means the dollar amount reflected in the Subscriber Information as authorized by the Subscriber for the Applicable Investment, including the recurring amount for the Recurring Investment Program, as applicable.

2.26 “Terms of Service” means the then-current terms of service, platform terms, user agreement, or similar terms governing use of the Platform, as made available on or through the Platform and updated in accordance with their terms.

3. Subscriber Information

3.1 Incorporation and Effect of Subscriber Information

The Subscriber agrees that all Subscriber Information is incorporated by reference into and made part of this Agreement as though fully set forth in this Agreement and determines the Subscriber’s identity, Subscriber Election, Selected Series, if applicable, Subscription Amount, recurring settings, if applicable, payment method, related representations, certifications, acknowledgments, confirmations, consents, and electronic signature or assent. The Subscriber acknowledges and agrees that the Subscriber opens an account, provides Subscriber Information, and completes this Agreement through the Platform; that the Platform may pre-populate this Agreement and related certifications using Subscriber Information; and that the Company, the applicable Series, the Manager, and their respective service providers may rely on Subscriber Information for all purposes related to the offering, Subscriber Qualification, anti-money laundering review, escrow, closing, subscriber records, tax reporting, and ongoing compliance.

4. Subscription, Payment, Escrow, and Acceptance

4.1 Specific Series Investment

If the Subscriber elects a Specific Series Investment, the Subscriber irrevocably offers to subscribe for the number of Interests, or the dollar amount of Interests, for the Selected Series shown in the Subscriber Information and on the applicable transaction summary presented through the Platform, at the price and on the terms disclosed for that Series in the Offering Circular and selected in the Subscriber Information.

4.2 Recurring Investment Program

If the Subscriber elects the Recurring Investment Program, the Subscriber requests enrollment in the Program and authorizes the Company, the Manager, and their payment and escrow providers to initiate the recurring debits, wallet transfers, or other approved funding instructions reflected in the Subscriber Information in order to make automatic periodic purchases under the Recurring Investment Program.

4.3 Payment and Funding Through the Platform

The Subscriber shall provide payment instructions, bank information, wallet instructions, or other approved funding details through the Platform as part of the Subscriber Information. The Subscriber authorizes the Company, the Manager, and their designated processors to debit, charge, transfer, or otherwise collect the Subscription Amount in accordance with the Subscriber Information and the Platform instructions.

4.4 Escrow for Pending Investments

To the extent required by applicable law or the Company’s offering procedures, subscription funds for a Specific Series Investment, and any Recurring Investment pending acceptance, may be placed in an Escrow Account or similar pending settlement account.

4.5 Acceptance and Rejection

The Company reserves the right, in its sole discretion and to the fullest extent permitted by law, to accept or reject any subscription, enrollment, or investment request, in whole or in part, for any reason or no reason, including through the Manager. A completed subscription request may be accepted or rejected by the Company or the applicable Series, subject to applicable law, administrative processing, Subscriber Qualification review, and compliance procedures. If any subscription or investment request is rejected in whole, the rejected funds will be returned, or the related funding authorization will be cancelled or reversed, without interest and less only such deductions as may be required by law or imposed by the payment network for chargebacks, reversals, or unauthorized payment activity. For a Specific Series Investment, the Subscriber becomes a member of the applicable Series only upon acceptance of the subscription by the Company and issuance of the applicable Interests. Neither the Company nor any Series has any obligation to the Subscriber with respect to any proposed investment until acceptance in accordance with this Agreement and the applicable offering procedures.

5. Terms Applicable to All Investments

5.1 Review of Offering Materials and Risk Acknowledgment

The Subscriber acknowledges that the Subscriber has received access through the Platform to this Agreement, the Offering Circular, the Operating Agreement, the Subscriber Qualification materials, and such additional information as the Subscriber considers necessary to make an investment decision.

The Subscriber understands and acknowledges that:

(a) an investment in any Series involves a high degree of risk;

(b) the Interests are speculative, illiquid, and may result in the loss of the Subscriber’s entire investment; and

(c) no public market for the Interests may develop.

5.2 Regulation A; Qualified Purchaser; Investment-Limit Representation

The Subscriber represents that, as of the date of execution and as of each Closing:

(a) the Subscriber is a Qualified Purchaser;

(b) the Subscriber has truthfully completed the Subscriber Qualification and attestation process through the Platform; and

(c) the Subscriber will provide such additional information and supporting documentation as the Company, the Manager, the broker, or their agents reasonably request in order to confirm the Subscriber’s eligibility, qualification, and compliance with applicable investment limits.

5.3 Reliance on Subscriber Information

The Subscriber acknowledges that the Company, including through the Manager, is relying on the Subscriber Information, this Agreement, and the Subscriber’s related representations, certifications, consents, acknowledgments, and confirmations in determining whether the offer and sale of Interests may be made in reliance on exemptions under federal and state securities laws.

5.4 No Reliance; Independent Evaluation

The Subscriber has relied solely upon:

(a) the Offering Circular;

(b) the Operating Agreement;

(c) this Agreement;

(d) the Subscriber Information as confirmed by the Subscriber; and

(e) the advice of the Subscriber’s own legal, tax, accounting, financial, and other advisers, as the Subscriber deems appropriate. The Subscriber has not relied on any oral statement, projection, marketing summary, social media content, forward-looking estimate, or extra-contractual representation not expressly contained in the foregoing materials.

5.5 Authority and Capacity

The Subscriber represents that:

(a) if an entity, the Subscriber is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and has full power to execute, deliver, and perform this Agreement;

(b) if signing in a fiduciary, representative, or nominee capacity, the signatory has full authority to bind the represented person or entity; and

(c) this Agreement constitutes a legal, valid, and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to bankruptcy and equitable principles.

5.6 U.S. Person Status

The Subscriber represents and warrants that the Subscriber is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and is not a “non-resident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate” for U.S. federal income tax purposes, unless the Subscriber has otherwise disclosed its non-U.S. status to the Company through the Subscriber Information and provided the applicable IRS Form W-8. The Subscriber agrees to promptly notify the Company, including through the Manager, of any change in such status and to provide any additional documentation reasonably requested to confirm the Subscriber’s tax status.

5.7 Accuracy and Updating Covenant

All Subscriber Information and all representations, warranties, certifications, and acknowledgments made by the Subscriber are true, complete, and correct as of the date given. The Subscriber agrees to promptly notify the Company, including through the Manager, if any Subscriber Information or any representation, warranty, or certification made in connection with this Agreement ceases to be true, complete, or correct in any material respect, and to promptly provide updated information.

5.8 OFAC, AML, and Source of Funds

The Subscriber represents that:

(a) the funds used for any investment are not derived from unlawful activity; and

(b) neither the Subscriber nor, to the Subscriber’s knowledge, any beneficial owner, controlling person, affiliated person, or person for whom the Subscriber is acting is the subject of sanctions administered by the United States, including the Office of Foreign Assets Control.

The Subscriber understands that the Company, the Manager, the broker, escrow provider, or payment processor may freeze, reject, reverse, or report a transaction if they believe doing so is necessary or appropriate to comply with law.

5.9 Benefit Plan / ERISA Representation

The Subscriber shall provide through the Platform, as part of the Subscriber Information, such retirement-plan, ERISA, or benefit-plan status information as the Company, including through the Manager, may require and represents that such information is accurate. The Company may reject any investment that could create adverse plan-asset, prohibited transaction, or similar regulatory consequences, including through the Manager.

5.10 Adequate Information and Sophistication

The Subscriber represents that the Subscriber has adequate means of providing for the Subscriber’s current needs and contingencies, has no need for liquidity in the Applicable Investment, and, either alone or with the Subscriber’s advisers, has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the Applicable Investment.

5.11 Platform-Based Qualification and Attestation The Subscriber acknowledges that the Subscriber Qualification process, investment-limit attestations, tax certifications, payment authorizations, electronic signatures, and other Platform-based confirmations are part of this Agreement and may be relied upon by the Company, the Manager, the broker, escrow provider, payment processor, and their respective agents. 5.12 Tax Certification

5.13 Privacy and Data Use

The Subscriber agrees to complete any required IRS Form W-9, Form W-8, substitute tax certification, backup withholding certification, or similar tax form through the Platform or by other means requested by the Company. The Subscriber authorizes the Company and its agents to rely on that certification for tax reporting and withholding purposes. 5.13 Privacy and Data Use The Subscriber acknowledges that Subscriber Information will be collected, used, stored, disclosed, and processed in accordance with the Platform Privacy Policy and as otherwise permitted by law and this Agreement, including for regulatory review, escrow processing, broker review, subscriber verification, tax reporting, communications, servicing, and recordkeeping.

5.14 Electronic Delivery and Signatures

The Subscriber consents to:

(a) electronic execution of this Agreement and related records;

(b) delivery through the Platform, email, account dashboard, or other electronic means of this Agreement, the Offering Circular, supplements, notices, tax forms, reports, statements, and other communications; and

5.15 Platform Terms

By signing, electronically signing, submitting, or otherwise assenting to this Agreement through the Platform, the Subscriber agrees to be bound by the Platform’s Terms of Service, Privacy Policy, and, if the Subscriber elects the Recurring Investment Program, the Recurring Investment Terms, in each case as then in effect on the Platform and as updated in accordance with their terms.

5.16 Subscription Is Personal to Subscriber

Any accepted investment will be issued only in the name of the Subscriber identified in the Subscriber Information unless the Company approves otherwise, including through the Manager.

6. Additional Terms Applicable Only to the Recurring Investment Program

This Section 6 applies only if the Subscriber elects enrollment in the Recurring Investment Program as reflected in the Subscriber Information.

6.1 Program Eligibility and Enrollment

Participation in the Recurring Investment Program is available only to subscribers whom the Company, including through the Manager, determines are eligible through the Subscriber Information, the Platform, and applicable compliance procedures.

To enroll, the Subscriber must:

(a) complete and submit this Agreement through the Platform for the Program as reflected in the Subscriber Information;

(b) provide, confirm, or update all required Subscriber Information;

(c) authorize an approved recurring funding method as reflected in the Subscriber Information; and

(d) accept the then-current Recurring Investment Terms presented on the Platform.

6.2 Automatic Periodic Purchases

The Subscriber authorizes the Company, the Manager, and their service providers to initiate automatic periodic purchases in the recurring amount, frequency, start date, and payment method reflected in the Subscriber Information. Each Recurring Investment may be processed only if, at the applicable Program Investment Date:

(a) the Subscriber remains eligible and has satisfied the Subscriber Qualification requirements;

(b) an eligible Series offering is available under the Program and the offering statement for that Series has been qualified by the Securities and Exchange Commission and remains available for subscriptions;

(c) the Subscriber’s payment authorization remains valid and the payment is successfully processed;

(d) the Recurring Investment would not cause the Subscriber to exceed any applicable Regulation A investment limitation or other limit disclosed in the Offering Circular, Recurring Investment Terms, or Platform disclosures; and

(e) the Company, including through the Manager, accepts the Recurring Investment.

6.3 No Subscriber Selection of Specific Series

The Subscriber understands and agrees that a Program participant does not select a specific Series for any Recurring Investment. Instead, each Recurring Investment will be allocated automatically in accordance with the allocation methodology described in the then-current Offering Circular, Program disclosures, and related Platform materials.

6.4 Automatic Allocation Methodology

The Subscriber authorizes the Company, including through the Manager, to allocate each Recurring Investment among one or more eligible Series pursuant to the allocation methodology then in effect for the Program. The Subscriber acknowledges that: (a) the allocation methodology may consider factors disclosed in the Offering Circular or on the Platform; (b) the allocation methodology may change from time to time to the extent permitted by applicable law and disclosed through updated Program terms or offering materials; and (c) the Subscriber’s rights attach only to the Interests actually issued for a given Recurring Investment after allocation and acceptance.

6.5 Re-Made Representations

The Subscriber agrees that each representation, warranty, certification, acknowledgment, and covenant made in this Agreement, in the Subscriber Information, and in any related tax or Subscriber Qualification materials shall be deemed re-made by the Subscriber:

(a) on the date of initial Program enrollment;

(b) on each Program Investment Date; and

(c) on each Closing for a Recurring Investment. If any such statement is no longer true, the Subscriber must promptly update the Subscriber Information and the Company, including through the Manager, may suspend, reject, or terminate Program participation.

6.6 Continuing Authorization; Changes by Subscriber

The Subscriber may request changes to the recurring amount, frequency, start date, payment method, or similar Program settings only through the Platform or through another process expressly authorized by the Company, and any accepted changes will be reflected in the Subscriber Information.

6.7 Suspension, Rejection, or Termination of Program Participation

The Company, including through the Manager, may suspend, reject, skip, reverse, or terminate any Recurring Investment or the Subscriber’s participation in the Program if:

(a) the Subscriber is no longer eligible;

(b) a payment authorization fails or is revoked;

(c) compliance, legal, regulatory, operational, or escrow issues arise;

(d) no eligible Series is available for allocation under the Program; or

(e) the Company, including through the Manager, determines in its discretion that continued participation is inadvisable.

Suspension or termination of the Program does not affect Interests already validly issued in prior accepted Closings.

6.8 Program Disclosures Control

The Subscriber acknowledges that the Program is subject to additional mechanics, operational limits, timing rules, and disclosures described in the then-current Offering Circular, Recurring Investment Terms, and Platform disclosures. To the extent not prohibited by law, those materials supplement this Agreement and govern Program operation.

6.9 Aggregate Recurring Investment Limit Representation

The Subscriber represents, warrants, and covenants that, unless the Subscriber is not subject to the investment limitation in Rule 251(d)(2)(i)(C) under the Securities Act, the aggregate amount of all Recurring Investments made under the Recurring Investment Program during any rolling twelve (12) month period, together with any other investments by the Subscriber in securities offered pursuant to the applicable Regulation A offering during such period, will not exceed ten percent (10%) of the greater of the Subscriber’s annual income or net worth (for a natural person), or ten percent (10%) of the greater of the Subscriber’s annual revenue or net assets at fiscal year end (for an entity), in each case determined in accordance with Rule 251(d)(2)(i)(C) under the Securities Act. The Subscriber acknowledges that this representation is deemed re-made on each Program Investment Date and at each Closing for a Recurring Investment, and agrees that the Company, including through the Manager, may suspend, reject, skip, or terminate any Recurring Investment that would cause this limit to be exceeded.

7. Indemnification

The Subscriber shall indemnify and hold harmless the Company, each applicable Series, the Manager, the broker, the escrow provider, and each of their respective directors, officers, managers, members, employees, agents, affiliates, control persons, successors, and assigns from and against any losses, liabilities, claims, damages, costs, and expenses, including reasonable attorneys’ fees, arising out of or relating to:

(a) any untrue statement, omission, or misleading information in the Subscriber Information;

(b) any breach of this Agreement by the Subscriber;

(c) any failed, reversed, unauthorized, or disputed payment initiated by or attributable to the Subscriber;

(d) any false or inaccurate Subscriber Qualification, tax, AML, sanctions, or authority certification; or

(e) any negligent, fraudulent, or wrongful act or omission by the Subscriber in connection with an investment under this Agreement.

Nothing in this Section limits any rights the Subscriber may have under applicable federal or state securities laws.

8. Irrevocability; Binding Effect

This Agreement and each subscription submitted hereunder is irrevocable by the Subscriber upon submission, except as otherwise required by applicable law. This Agreement is binding upon the Subscriber and the Subscriber’s heirs, personal representatives, successors, and permitted assigns and inures to the benefit of the Company, the applicable Series, the Manager, and their respective successors and assigns. Notwithstanding the foregoing, Subscriber may unenroll from the Recurring Investment Program at any time in accordance with the terms of the Program.

If more than one person signs or is identified as Subscriber, their obligations are joint and several.

9. Joint and Several and Assignability

9.1

If more than one person signs or is identified as Subscriber, their obligations are joint and several.

9.2

This subscription may not be transferred without the Company’s prior written consent. Any purported assignment in violation of this Section is void.

10. Amendments and Waivers

10.1

This Agreement may be amended only by a written instrument or electronic amendment adopted by the Company, including through the Manager, and accepted by the Subscriber to the extent such acceptance is required.

10.2

No waiver of any provision shall be effective unless made in writing by the party against whom the waiver is asserted.

10.3

The Subscriber acknowledges that updates to the Terms of Service, Privacy Policy, and Recurring Investment Terms may become effective in accordance with their terms, and continued use of the Platform or continued Program participation may constitute acceptance where so provided.

11. Governing Law

This Agreement, and any dispute arising out of or relating to this Agreement or the Applicable Investment, shall be governed by the internal laws of the State of New York, without regard to conflicts-of-law principles. For the avoidance of doubt, the Operating Agreement shall be governed by the law specified therein.

The Subscriber irrevocably submits to the non-exclusive jurisdiction of the state and federal courts located in New York, New York, and consents to service of process in any manner permitted by law.

12. Miscellaneous

12.1 Entire Agreement

This Agreement, together with the Subscriber Information incorporated by reference herein, the Subscriber Qualification and attestation materials, the tax certifications, the Operating Agreement, the Offering Circular, and the Terms of Service incorporated herein, constitutes the entire agreement between the Company, acting for itself and/or on behalf of the applicable Series, as applicable, and the Subscriber with respect to the subject matter hereof.

12.2 Survival

All representations, warranties, covenants, indemnities, and acknowledgments made by the Subscriber survive execution of this Agreement, acceptance or rejection of any investment, any Closing, and any termination of Program participation.

12.3 Severability

If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue in full force and effect to the fullest extent permitted by law.

12.4 Notices

Any notice to the Subscriber may be given through the Platform, by email, or by any other electronic means permitted under the Terms of Service. Notices to the Company shall be given through the contact process identified on the Platform unless the Company specifies another method.

12.5 Headings

Headings are for convenience only and do not affect interpretation.

12.6 Counterparts

This Agreement may be executed in any number of counterparts, including by electronic signature, click-through acceptance, or other electronic method, each of which is deemed an original and all of which together constitute one instrument.

13. Subscriber Signature and Adoption of Subscriber Information

By signing below electronically through the Platform, the Subscriber:

(a) confirms the Subscriber’s identity, Subscriber Election, Selected Series, if applicable, Subscription Amount, recurring settings, if applicable, payment method, related representations, certifications, acknowledgments, confirmations, consents, electronic signature, and assent reflected in the Subscriber Information;

(b) adopts all Subscriber Information as true, complete, incorporated by reference into, and made part of this Agreement as though fully set forth herein;

(c) agrees to the terms of this Agreement;

(d) agrees to be bound by the Operating Agreement applicable to any accepted investment;

(e) consents to electronic delivery and electronic signatures; and

(f) agrees to be bound by the Platform Terms, Privacy Policy, and, if applicable, Recurring Investment Terms then in effect on the Platform.

SUBSCRIBER:

By: ______________________________

This Agreement shall become effective only upon acceptance by the Company, through the signature (including electronic signature or automated Platform acceptance) of the Company’s Manager below or through the Platform.

COMPANY ACCEPTANCE: Casa Shares Assets, LLC

By: Casa Shares, Inc., its Manager

By:______________________________ Name:____________________________ Title:_____________________________ Date: ____________________________

INVESTOR QUALIFICATION AND ATTESTATION

INVESTOR INFORMATION

Name

Date of Birth

Address

Phone Number

E-mail Address

Check the applicable box:

(a) I am an “accredited investor,” and have checked the appropriate box on the attached Certificate of Accredited Investor Status indicating the basis of such accredited investor status, which Certificate of Accredited Investor Status is true and correct; or ☐

(b) The amount set forth on the first page of this Subscription Agreement, together with any previous investments in securities pursuant to this offering, does not exceed 10% of the greater of my net worth or annual income. ☐

In calculating your net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of entering into this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement shall be included as a liability.

Are you or anyone in your immediate household associated with a FINRA member, organization, or the SEC (Y / N)

If yes, please provide name of the FINRA institution

Are you or anyone in your household or immediate family a 10% shareholder, officer, or member of the board of directors of a publicly traded company? (Y / N)

If yes, please list ticker symbols of the publicly traded Company(s)

Social Security/EIN #

ATTESTATION

I understand that an investment in private securities is very risky, that I may lose all of my invested capital that it is an illiquid investment with no short term exit, and for which an ownership transfer is restricted.

The undersigned Subscriber acknowledges that the Company will be relying upon the information provided by the Subscriber in this Questionnaire. If such representations shall cease to be true and accurate in any respect, the undersigned shall give immediate notice of such fact to the Company.

Print Name of Purchaser

By:
Signature of Authorized Signatory

Name of Authorized Signatory (if an entity)

Title of Authorized Signatory (if an entity)

CERTIFICATE OF ACCREDITED INVESTOR STATUS

The signatory hereto is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”). I have checked the box below indicating the basis on which I am representing my status as an “accredited investor” (CHECK ALL THAT ARE APPLICABLE). Note: The categories below reflect Rule 501(a) of Regulation D as currently in effect, including amendments effective as of August 26, 2020:

FOR INDIVIDUALS

☐	(a) an individual with a net worth, or a joint net worth together with his or her spouse or spousal equivalent, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, excluding the value of your primary residence. Indebtedness secured by the primary residence, up to the estimated fair market value of the primary residence, is not included as a liability, except that any increase in indebtedness secured by the primary residence in the 60 days before this subscription, other than as a result of the acquisition of the primary residence, is included as a liability. Indebtedness secured by the primary residence in excess of its estimated fair market value is also included as a liability.)

☐	(b) an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends and royalties.)

☐	(c) an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends and royalties.)

FOR PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST OR OTHER ENTITY

☐	(a) an entity, including a revocable trust, in which all of the equity owners (or in the case of a revocable trust the grantors) are “accredited investors” because each equity owner meets one of the criteria set forth in paragraphs (a) through (c) in the Questionnaire for Individuals in Part B.1 of this Questionnaire above or paragraphs (b) through (p) below;

☐	(b) a trust (other than an employee benefit or pension plan) with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring securities in connection with the proposed Investment, whose voting decision with respect to the proposed Investment would be directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the Investment and of the consideration that would be received in the Investment;

☐	(c) a partnership, a corporation, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring securities in the Investment, with total assets in excess of $5,000,000;

☐	(d) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring securities in the proposed Investment, with total assets in excess of $5,000,000;

☐	(e) a bank as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity;

☐	(f) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity;

☐	(g) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐	(h) an insurance company as defined in Section 2(13) of the Act;

☐	(i) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

☐	(j) a business development company as defined in Section 2(a)(48) of the Investment Company Act;

☐	(k) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	(l) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000;

☐	(m) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision to vote in favor of an Investment is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser;

☐	(n) an employee benefit plan within the meaning of ERISA with assets in excess of $5,000,000;

☐	(o) a self-directed employee benefit plan within the meaning of ERISA with investment decisions made solely by persons that are “accredited investors” as defined in Rule 501(a) of the Act; or

☐	(p) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.